                                                                     EXHIBIT 2.6

                                LICENSE AGREEMENT

         This License Agreement (the "Agreement") is made and entered into, as of June 10, 2003 (the "Effective Date"), by and between Trident Microsystems, Inc., a Delaware corporation, having its principle place of business at 1090 East Arques Ave., Sunnyvale, California 94085 ("TMI") and XGI Cayman Ltd., a Cayman Islands, B.W.I. corporation, having its principle place of business at Ugland House, South Church Street, George Town, Grand Cayman Cayman Islands, B.W.I. ("XGIC").

                                    RECITALS

         A. WHEREAS, XGIC is a party to that certain Asset Purchase Agreement [OF EVEN DATE HEREWITH] by and between XGIC and Trident Microsystems (Far East) Ltd. ("TMFE"), a wholly owned subsidiary of TMI, (the "Asset Purchase Agreement") pursuant to which TMFE will transfer certain assets, including without limitation, certain graphic semiconductor technology to XGIC;

         B. WHEREAS, TMI desires to license such graphics semiconductor technology from XGIC;

         C. WHEREAS, TMFE is a party to that certain Securities Purchase Agreement [OF EVEN DATE HEREWITH] by and between TMFE and XGI Technologies, Inc. (the "Securities Purchase Agreement") pursuant to which XGI Technologies, Inc. will purchase from TMFE all TMFE's outstanding shares of XGIC common stock;

         D. WHEREAS, TMI owns all right, title and interest to certain analog semiconductor technology;

         E. WHEREAS, XGIC desires to license such analog semiconductor technology from TMI.

         NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

                                   AGREEMENT

1. -  Definitions.

      1.  -    "Confidential Information" means (i) as to the XGIC Technology, all nonpublic aspects of the XGIC Technology and (ii) as to the TMI Technology, all nonpublic aspects of the TMI Technology;

      1.2 - "Intellectual Property Rights" collectively means any and all patents, patent registrations or applications, business processes, data rights, copyrights, trade names, trademarks, trade secrets, know-how, mask works, or any other intellectual property rights, whether registered or unregistered, arising or enforceable under United States law or the law of any other jurisdiction or international treaty regime.

    1.3     -  "TMI Logo" means the TMI logo described on Exhibit C ("TMI
               Logo").

    1.4     -  "TMI Improvements" means any and all improvements, modifications, revisions, changes, extensions, and/or derivatives to and of the XGIC Technology and/or based on the XGIC Technology created, developed or reduced to practice solely or jointly by TMI or TMI's sublicensees, including (a) for copyrightable or copyrighted material, any translation, abridgment, revision or other form in which the XGIC Technology may be recast, transformed or adapted; (b) for patentable or patented material, any improvement thereon; and (c) for material which is protected by trade secret, any new material derived from the XGIC Technology, including new material which may be protected under copyright, patent and/or trade secret laws.

    1.5     -  "TMI Technology" means the technology that is being used in the
               TMI XP4/XP5/XP8 graphics chips prior to the effective date of the Asset Purchase Agreement and that is described in Exhibit B ("TMI Technology").

    1.6     -  "XGIC Improvements" means any and all improvements,
               modifications, revisions, changes, extensions, and/or derivatives to and of the TMI Technology and/or based on the TMI Technology created, developed or reduced to practice solely or jointly by XGIC or XGIC's sublicensees, including (a) for copyrightable or copyrighted material, any translation, abridgment, revision or other form in which the TMI Technology may be recast, transformed or adapted; (b) for patentable or patented material, any improvement thereon; and (c) for material which is protected by trade secret, any new material derived from the TMI Technology, including new material which may be protected under copyright, patent and/or trade secret laws.

    1.7     -  "XGIC Technology" means the technology described in Exhibit A
               ("XGIC Technology").

2. -  Licenses.

    2.1     -  XGIC Technology License. XGIC agrees to cooperate with TMI to provide TMI any XGIC Technology not already in TMI's possession. Subject to the terms of this Agreement, XGIC hereby grants to TMI a non-exclusive, non-transferable (subject to Section ("Assignment")), perpetual, irrevocable, royalty-free worldwide license, with right to sublicense through multiple tiers of sublicense, under XGIC's Intellectual Property Rights (i) to make, have made, use, reproduce, modify, make derivative works of, perform, display, distribute, import and export the XGIC Technology and (ii) to sell, distribute, import, and export products and services that use, incorporate or are based upon, in whole or in part, the XGIC Technology. TMI acknowledges and agrees that the license granted in this Section 2.1 ("XGIC Technology License") is subject to the noncompete obligations contained in Section 5.4 ("Noncompete") of the Securities Purchase Agreement.

    2.2     -  TMI Technology License. TMI agrees to cooperate with XGIC to provide XGIC any TMI Technology not previously provided to XGIC. Subject to the terms of this Agreement, TMI hereby grants to XGIC a non-exclusive, non-transferable (subject to Section ("Assignment")), perpetual, irrevocable, royalty-free worldwide license, with right to sublicense through multiple tiers of sublicense, under TMI's Intellectual Property Rights (i) to make, have made, use, reproduce, modify, make derivative works of, perform, display, distribute, import and export the TMI Technology and (ii) to sell, distribute, import, and export products and services that use, incorporate or are based upon, in whole or in part, the TMI Technology.

    2.3     -  TMI Logo License. TMI acknowledges that pursuant to the Asset
               Purchase Agreement, XGIC will acquire title to certain inventory previously marked with the TMI Logo ("Marked Inventory"). Subject to the terms of this Agreement, TMI grants to XGIC the right to retain the TMI Logo on such Marked Inventory and to sell, distribute, transfer and/or otherwise dispose of such Marked Inventory; provided that XGIC does not modify the TMI Logo in any manner and that XGIC complies with subsections (i) - (vii) of this section. The parties further acknowledge that it may be desirable for XGIC, during the period commencing on the closing date of the Asset Purchase Agreement and ending eighteen (18) months thereafter (the "Transition Period"), to use the TMI Logo in combination with a mutually agreed upon XGIC logo (the "XGIC Logo") in a manner that has been approved by TMI in writing on products that incorporate the XGIC Technology. Accordingly, subject to the terms of this Agreement and during the Transition Period, TMI hereby grants to XGIC a non-exclusive, non-transferable (subject to Section 8.1 ("Assignment")), royalty-free, worldwide license with right to sublicense through multiple tiers of sublicense, to use the TMI Logo solely in connection with the XGIC Logo and solely in a manner that has been approved by TMI in writing in connection with products that use, incorporate or are based upon the XGIC Technology. XGIC agrees (and will require XGIC's sublicensees to agree) to the following:

                  (i) not to use the TMI Logo (or any part thereof) as part of, or in combination with, the XGIC Logo or any other names or trademarks without TMI's prior written approval;

                  (ii) to comply with TMI's guidelines and instructions regarding use of the TMI Logo as communicated to XGIC from time to time and to supply TMI with specimens of use of the TMI Logo (including services or products in connection with which the TMI Logo are used) upon TMI's request;

                  (iii) in the event that XGIC receives notice that such use is not in conformance with TMI's trademark guidelines, to promptly bring such use promptly into conformance;

                  (iv) to ensure that all use of the TMI Logo will not reflect adversely upon the good name or good will of TMI and that all services and products in connection with which the TMI Logo are used are of high standard and workmanship and of such nature, style, appearance and quality as shall be adequate and suited to the protection of the TMI Logo and the goodwill associated therewith;

                  (v) not to register (or aid any third party in registering) the TMI Logo (or confusingly similar mark) or take any action inconsistent with TMI's ownership of the TMI Logo in any jurisdiction;

                  (vi) to take any actions reasonably requested by TMI, including the execution of documents, that may be necessary or appropriate to register or otherwise confer or perfect TMI's rights in the TMI Logo in any jurisdiction in TMI's name; and

                  (vii) that all usage of the TMI Logo will be on behalf of, and inure to the benefit of, TMI.

      2.4   -  Third Party Technology.

       2.4.1   -  Restriction on TMI. TMI agrees that to the extent that the
                  XGIC Technology contains any technology licensed from a third party, the license granted to TMI in Section ("XGIC
                  Technology License") will be limited to the extent of XGIC's rights to sublicense such technology to TMI. TMI agrees that to the extent that XGIC learns of any restriction with respect to any XGIC Technology licensed from a third party and provides TMI written notice of such restriction, TMI agrees to comply with such restriction. Upon the written request of XGIC, TMI agrees to promptly return or destroy (at XGIC's option) any XGIC Technology licensed from a third party.

       2.4.2   -  Restriction on XGIC. XGIC agrees that to the extent that the
                  TMI Technology contains any technology licensed from a third party, the license granted to XGIC in Section ("TMI
                  Technology License") will be limited to the extent of TMI's rights to sublicense such technology to XGIC. XGIC agrees that to the extent that TMI learns of any restriction with respect to any TMI Technology licensed from a third party and provides XGIC written notice of such restriction, XGIC agrees to comply with suh restriction. Upon the written request of TMI, XGIC agrees to promptly return or destroy (at TMI's option) any TMI Technology licensed from a third party.

3. -  Ownership.

    3.1     -  By XGIC. XGIC owns all right, title and interest (including, without limitation all Intellectual Property Rights) in and to the XGIC Technology. The parties agree that, as between XGIC and TMI, XGIC will own all right, title and interest (including, without limitation all Intellectual Property Rights) in and to XGIC Improvements. XGIC owns all right, title and interest (including, without limitation all Intellectual Property Rights) in and to the XGIC Technology. The parties agree that, as between XGIC and TMI, XGIC will own all right, title and interest (including, without limitation all Intellectual Property Rights) in and to XGIC Improvements. XGIC (on behalf of itself and its affiliates and subsidiaries) covenants not to assert any XGIC Improvement Patent which reads on any TMI Product against TMI or against any affiliate, subsidiary or customer of TMI. For purposes of this section, the term "assert" means to make any claim or demand, or to enforce, bring, file or serve any claim, demand, counterclaim, suit, action and/or cause of action before any legal, judicial, arbitration, administrative, executive, governmental or other body. The term "XGIC Improvement Patent" means any patent owned by XGIC or an affiliate or subsidiary of XGIC based upon any XGIC Improvement. The term "TMI Product" means any product or service of TMI or of an affiliate or subsidiary of TMI. Notwithstanding the foregoing, in the event XGIC or an affiliate, subsidiary or customer of XGIC (collectively and individually, an "XGIC Party") asserts a patent against TMI or against any affiliate, subsidiary or customer of TMI (collectively and individually, a "TMI Party"), the foregoing covenant shall not apply as between such XGIC Party and such TMI Party.

    3.2     -  By TMI. TMI owns all right, title and interest (including, without limitation all Intellectual Property Rights) in and to the TMI Technology. The parties agree that, as between TMI and XGIC, TMI will own all right, title and interest (including, without limitation all Intellectual Property Rights) in and to TMI Improvements. TMI (on behalf of itself and its affiliates and subsidiaries) covenants not to assert any TMI Improvement Patent which reads on any XGIC Product against XGIC or against any affiliate, subsidiary or customer of XGIC. For purposes of this section, the term "assert" means to make any claim or demand, or to enforce, bring, file or serve any claim, demand, counterclaim, suit, action and/or cause of action before any legal, judicial, arbitration, administrative, executive, governmental or other body. The term "TMI Improvement Patent" means any patent owned by TMI or an affiliate or subsidiary of TMI based upon any TMI Improvement. The term "XGIC Product" means any product or service of XGIC or of an affiliate or subsidiary of XGIC. Notwithstanding the foregoing, in the event TMI or an affiliate, subsidiary or customer of TMI (collectively and individually, a "TMI Party") asserts a patent against XGIC or against any affiliate, subsidiary or customer of XGIC (collectively and individually, an "XGIC Party"), the foregoing covenant shall not apply as between such TMI Party and such XGIC Party.

4. -  Representations and Warranties.

    4.1     -  By TMI. TMI represents and warrants that TMI has full legal right, power and authority to enter into this Agreement. TMI represents and warrants that TMI owns or has sufficient rights to the TMI Technology in order to grant to XGIC the licenses granted herein. EXCEPT FOR THE FOREGOING EXPRESS WARRANTY, TMI DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED WITH RESPECT TO THE XGIC TECHNOLOGY, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT OF THIRD PARTY RIGHTS.

    4.2     -  By XGIC. XGIC represents and warrants that XGIC has full legal right, power and authority to enter into this Agreement. XGIC represents and warrants that XGIC owns or has sufficient rights in the XGIC Technology to grant to TMI the licenses granted herein. EXCEPT FOR THE FOREGOING EXPRESS WARRANTY, XGIC DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED WITH RESPECT TO THE IMPROVEMENTS, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT OF THIRD PARTY RIGHTS.

5. - Confidential Information.

    5.1     -  Nondisclosure Obligation. Each party, as a recipient (each, a
               "Recipient") of Confidential Information disclosed by the other party (each, a "Discloser") agrees not to disseminate, or in any way disclose any Confidential Information of Discloser to any person, firm or business, unless such person, firm or business has previously agreed in writing to keep such information confidential. Recipient agrees to treat all Confidential Information of Discloser with the same degree of care as Recipient accords to Recipient's own confidential information, but in no case less than reasonable care. Recipient shall immediately give notice to Discloser of any unauthorized use or disclosure of Discloser's Confidential Information. Recipient agrees to assist Discloser in remedying any such unauthorized use or disclosure of Confidential Information.

    5.2     -  Exclusions from Nondisclosure Obligations. The obligations under
               Section ("Nondisclosure Obligation") with respect to any portion of Confidential Information shall not apply to such portion that Recipient can document: (i) was in the public domain at or subsequent to the time such portion was communicated to Recipient by Discloser through no fault of Recipient, (ii) was rightfully in Recipient's possession free of any obligation of confidence at or subsequent to the time such portion was communicated to Recipient, (iii) was developed by employees or agents of Recipient independently of and without reference to any Confidential Information of

               Discloser, or (iv) was communicated by Discloser to an unaffiliated third party free of any obligation of confidence. A disclosure of Confidential Information either (i) in response to a valid order by a court or other governmental body or (ii) otherwise required by law, shall not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, Recipient shall provide prompt prior written notice thereof to Discloser to enable Discloser to seek a protective order or otherwise prevent such disclosure.

6. - Waiver of Consequential Damages; Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE OR OBLIGATED IN ANY MANNER FOR ANY SPECIAL, INCIDENTAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE) REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, NEGLIGENCE, STRICT PRODUCT LIABILITY, OR OTHERWISE, EVEN IF A PARTY HAS BEEN INFORMED OF THE POSSIBILITY OF ANY SUCH DAMAGES IN ADVANCE. IN NO EVENT SHALL EITHER PARTY'S MAXIMUM AGGREGATE LIABILITY TO THE OTHER PARTY ARISING OUT OF THIS AGREEMENT, WHETHER IN CONTRACT, TORT, NEGLIGENCE, STRICT PRODUCT LIABILITY, OR OTHERWISE, EXCEED ONE MILLION THREE HUNDRED THOUSAND DOLLARS ($1,300,000.00).

7. -  Term and Termination.

    7.1     -  Term of Agreement. The term of this Agreement will commence on the Effective Date and will continue until terminated as provided herein.

    7.2     -  Termination. Either party may terminate this Agreement if the other party materially breaches this Agreement upon sixty (60) days notice if such breach is not cured within such sixty-day period.

    7.3     -  Effect of Termination. Subject to each party's continuing right to exercise the licenses granted herein, upon termination of this Agreement, each party agrees to return to the other party or destroy (at the other party's option) the Confidential Information of the other party. The following Sections shall survive any termination of this Agreement: Sections ("Licenses") (with the exception of Section 2.3 ("TMI Logo License")); ("Ownership"); ("Representations and Warranties"); ("Confidential Information"); ("Waiver of Consequential Damages; Limitation of Liability"); ("Effect of Termination"); and ("General Provisions").

8. -  General Provisions.

    8.1     -  Assignment. Neither party may assign this Agreement without the other party's prior written consent, and any attempt to do so without that consent will be void. Notwithstanding the foregoing, either party can assign this

               Agreement to the surviving entity in a merger, acquisition or consolidation in which it participates, or to a purchaser of substantially all of its assets. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties hereto.

    8.2     -  Relationship of the Parties. The relationship of the parties established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow either party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

    8.3     -  Publicity. Neither party will issue any press release, marketing or similar materials discussing this Agreement except with the other party's prior written approval, which approval shall not be unreasonably withheld.

    8.4     -  Construction. The English language version of this Agreement shall be considered the official version of this Agreement. This Agreement reflects the wording accepted by the parties and no rule of construction shall apply against either party.

    8.5     -  Controlling Law. This Agreement shall be governed in all respects by and construed and enforced in accordance with the laws of the United States and the State of California, without regard to its conflict of law principles. The United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement. In any action arising out of or relating to this Agreement, both parties hereto hereby consent to the nonexclusive jurisdiction of the federal and state courts located in the County of Santa Clara, California.

    8.6     -  Modification. This Agreement may be amended, modified or supplemented only by a writing that is signed by the duly authorized representatives of both parties.

    8.7     -  Waiver. No term or provision hereof will be considered waived by either party, and no breach excused by either party, unless such waiver or consent is in writing signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by either party, whether express or implied, will constitute a consent to, waiver of, or excuse of any other, different or subsequent breach by either party.

    8.8     -  Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement, or portion thereof, is held by a court to be invalid, void or unenforceable, the remainder of such provision and the remaining provisions of this Agreement shall remain in full force and effect and shall in no way be effected, impaired or invalidated and the invalid or enforceable provision shall be modified so as to most nearly as possible achieve the intention of this Agreement.

    8.9     -  Notices. All notices permitted or required under this Agreement shall be in writing and shall be delivered as follows with notice deemed given as indicated (i) by personal delivery when delivered personally, (ii) by commercially established courier service upon delivery or, if the courier attempted delivery on a normal business day and delivery was not accepted, upon attempted delivery, (iii) by facsimile transmission when confirmed by facsimile transmission, or (iv) by certified or registered mail, return receipt requested, upon proof of delivery. Notices shall be sent to the addresses and/ or fax numbers set forth herein or such other address or fax number as the party hereto shall notify the other of in writing.

    8.10    -  Headings. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section or in any way affect such section.

    8.11    -  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    8.12    -  Entire Agreement. This Agreement, including all Exhibits to this
               Agreement, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

XGIC:                                TMI:

XGI Cayman Ltd.                      Trident Microsystems, Inc.

/s/ Frank Lin                        /s/ Frank Lin
-----------------------------        -----------------------------
Signature                            Signature

Frank Lin                            Frank Lin
-----------------------------        -----------------------------
Print Name                           Print Name

Director                             CEO/President
-----------------------------        -----------------------------
Title                                Title

                                    Exhibit A
                                 XGIC Technology

I.       PATENTS

-----------------------------------------------------------------------------------------------------
                                               APPLICATION SERIAL           PATENT NO. / APPLICATION
                    TITLE                            NUMBER                           STATUS
-----------------------------------------------------------------------------------------------------
Multiple Concurrent Display System                 206,010                  U.S. Patent No. 5,488,385
-----------------------------------------------------------------------------------------------------
Multiple Graphics Data Type Processing System      08/972,461               U.S. Patent No. 5,943,064
-----------------------------------------------------------------------------------------------------
Floating Point Complementary Depth Buffer          09/365,685               U.S. Patent No. 6,285,779
-----------------------------------------------------------------------------------------------------
Floating Point Complementary Depth Buffer          09/778,355               U.S. Patent No. 6,453,065
-----------------------------------------------------------------------------------------------------
Three Dimensional Graphics Processing              09/425,512               Abandoned
Command System and Method
-----------------------------------------------------------------------------------------------------
Multi Resolution Depth Buffer                      09/839,247               Pending
-----------------------------------------------------------------------------------------------------
System and Method for Clearing Depth and           10/341,842               Pending
Color Buffers in a Real-time Graphics
Rendering System
-----------------------------------------------------------------------------------------------------

II.      TECHNOLOGY

    1.   DIRECTX6.0 3D GRAPHICS ENGINE CORE (IN BLADE3D PRODUCT)

    HIGH PERFORMANCE 3D ACCELERATOR

    -    Single Cycle Pipelined Engine

    -    Per Pixel Mip-Mapping

    -    Multiple Levels of Detail (LOD)

    -    1/16th Sub-Pixel Precision

    -    Advanced 32-bit color rendering

    -    Perspective correct textures

    -    Advanced DirectX 6 support

    -    4Kbyte texture cache

    -    DirectDrawTM acceleration

    -    Multiple buffering

    -    Up to 125 MHz clock

    SETUP ENGINE

    -    32-bit IEEE Floating point input data

    -    Slope and vertex calculation

    -    Back facing triangle culling

    -    1/16 Sub-Pixel Positioning accuracy for better image quality

    -    Deep command list

    -    Flexible vertex buffers

    -    Triangle strips and fans

    RENDERING ENGINE

    -    Diffused and specular lighting

    -    Gouraud and flat shading

    -    Full scene super sampling anti-aliasing

    -    OpenGL compliant blending for fog and depth-cue ing

    -    16-bit Z-buffer

    TEXTURING ENGINE

    -    1/2/4/8-bits per pixel compact palletized textures

    -    16/32-bits per pixel quality non-palletized textures

    -    Tri-linear, bi-linear, and point-sampled filtering

    -    DX6 anistropic filtering

    -    DX6 texture compression

    -    Mip-mapping with multiple Level-Of-Detail (LOD)

    -    Color keying for translucency

    2D GUI ENGINE

    -    8/15/16/24/32-bits per pixel color formats

    -    256 Raster Operations (ROPs)

    -    BitBLTs, lines, polygons, fills, patterns, clipping, bit masking

    -    Panning, scrolling, clipping, color expansion, sprites

    2.   DIRECTX7.0 3D GRAPHICS ENGINE CORE (IN XP2 PRODUCT)

    HIGH PERFORMANCE, DUAL-PIPE 3D GRAPHICS ENGINE

    -    Support DirectX 7.0, Microsoft graphics standard for Windows 2000

    -    Hardware support of Cubic mapping reflections, refractions and lighting

    -    Hardware support of environment and emboss bump mapping

    -    Hardware support of texture compression

    -    Hardware support of all data formats for setup processing

    -    Adaptive sharing of Transform & Lighting processing with CPU

    -    Up to 166 MHz clock

    SETUP ENGINE

    -    Hardware interface to DirectX 7.0

    -    32-bit IEEE floating point precision

    -    1/16 Sub-Pixel Positioning accuracy for better image quality

    RENDERING ENGINE

    -    Dual pixel pipeline

    -    Sinple-pass processing of diffused, specular lighting and fog effect

    -    Enhanced Gouraud shading and Phong-like environmental lighting

    -    Fast order-independent scene anti-aliasing

    -    Fully OpenGL compliant blending for fog and depth-cue ing

    -    Hidden surface removal with 16, 24, or 32-bit Z-buffer or W buffer

    -    Color format includes 16, 24, or 32-bit per pixel

    -    Supports 8-bit stencil buffer

    TEXTURING ENGINE

    -    Single-pass processing of up to 4 texels per clock

    -    Single-pass Tri-linear, Bi-linear, and Anisotropic texture filtering

    -    Non-linear magnification and sharpen texture filtering

    -    Multi-format texture cache

    -    1/2/4/8-bits per pixel compact palletized textures

    -    Pallete data format with 565, 1555, 4444 or 8888 for ARGB

    -    16/32-bits per pixel quality non-palletized textures

    -    DX6 texture compression

    -    Mip-mapping with multiple Level-Of-Detail (LOD)

    -    Texture color keying & enhanced filtering for translucent objects

    3.   128-BIT 2D GRAPHICS ENGINE CORE (IN XP2 PRODUCT)

    -    8/15/16/24/32-bits per pixel color formats

    -    256 Raster Operations (ROPs)

    -    BitBLTs, lines, polygons, fills, patterns, clipping, bit masking

    -    Panning, scrolling, clipping, color expansion, sprites

    4.   DIRECTX8.0 3D GRAPHICS ENGINE CORE (IN XP4 PRODUCT)

    HIGHPERFORMANCE, QUAD-PIPE 3D GRAPHICS ENGINE

    -    Full DX7.0/DX8.0.

    -    OpenGL 1.2.1 with extensions.

    -    Windows 2000.

    PERFORMANCE HIGHLIGHTS

    -    Peak triangle rate = 25M triangles/s           // at 250MHz

    -    Peak vector/line rate = 25M vectors/s.

    -    4 pixel engines in parallel per clock.

    - Peak tri-linear texture or two bilinear texture mapped pixel rate up to 1000 M pixels /s.

    -    Peak texel rate = 2000 M texels /s.

    -    3D Winbench 2000 score >= 150?

    FUNCTION HIGHLIGHTS

    -    Plentiful primitives (>= 20 types):

         -   Triangle, line, point and point sprite.

         -   list/strip/fan,

         -   indexed and non-indexed vertex buffers and

         -   immediate mode.

    - Very flexible vertex format: any vertex data order and multiple vertex buffers.

    -    Powerful TnL/Vertex Shader.

    -    Powerful texture functionality.

    -    Flexible Pixel Shader.

    ADVANCED TECHNOLOGY

    -    Optimal depth buffer with very high precision.

    -    Advanced Z bandwidth reduction technology (save > 50% of Z).

    -    Two level texture caches to greatly save texel bandwidth.

    -    Z cache & color cache to save (>20% total frame buffer bandwidth).

    OTHER FUNCTIONS

    -    Support rendering resolution up to 4K x 4K.

    -    Support chunk based rendering.

    -    Two 128bit frame buffer ports.

    ADVANCED TEXTURE FUNCTIONALITY

    -    Eight 2D textures / four 3D/4D textures in single pass.

    -    Multiple 2D / 3D bump maps.

    - Cube environment maps, 3D volume textures and projected 2D/3D textures.

    -    Support any texture size up to 4K x 4K

    -    Mipmap level: 4Kx4K to 1x1.

    -    Rich texture formats (>= 20 types).

    VERTEX SHADER

    -    Vertex Transformation.

    -    Vertex blending / Skinning.

    -    Lighting with no limited light sources.

    -    Texture coordinates generation.

    -    Cube map vector computation / sphere map etc.

    CLIP/CULL/3D CLIPPING/RASTERIZER

    -    Back face culling.

    -    Primitive rejection outside of a frustum or viewport.

    -    Real 3D clipping against guardband or frustum and 8 user planes.

    -    Fast clipping in rendering engine.

    -    Drawing rule identical to MS and OpenGL.

    -    Two approaches to do edge/line anti-aliasing.

    -    Line style.

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    -    DDA Line drawing identical to diamond exit rule.

    -    All fill modes and flat/Gouraud shading.

    -    Perspective corrections for both texture and color.

    DEPTH/STENCIL

    -    All depth test functions.

    -    All stencil functions.

    -    16/24 bpp floating/integer depth buffer with very high precision.

    -    8 bpp stencil buffer.

    -    W buffer.

    -    Depth clipping per pixel.

    -    OpenGL Polygon offset/MS Z bias.

    TEXTURE FORMATS

    -    ARGB8888 = 32bpp.

    -    ARGB565/1555/4444 = 16bpp.

    -    A8L8, L8.

    -    UV88.

    -    UVL556.

    -    DXT0 ~ DXT5.

    -    FXT1 ---- 3Dfx compressed format.

    -    1/2/4/8bpp palettized textures.

    -    UYVY &YUY2.

    -    Others are S/W preprocessed.

    THREE TEXTURE KEY MODES

    -    MS key.

    -    Nearest key.

    -    Key with alpha. // MS second key method.

    TEXTURE ADDRESSING MODES IN THREE DIMENSIONS (UVW)

    -    Wrap/Repeat.

    -    Mirror.

    -    Mirror Once.

    -    Clamp.

    -    OpenGL border.

    ALL  TEXTURE FILTERS

    -    Mipmap nearest / Bilinear / Trilinear.

    -    Anisotropic

5.       DIRECTX9.0 3D GRAPHICS ENGINE CORE (IN XP8 PRODUCT)

    HIGH PERFORMANCE, HYBRID-PIPE 3D GRAPHICS ENGINE

    -    Full DX7.0/DX8.0/DX9.0.

    -    OpenGL 1.4

    -    Windows 2000/ Windows XP

    PERFORMANCE HIGHLIGHT

    -    Peak triangle rate = 40M triangles/s // at 300MHz

    -    Peak vector/line rate = 40M vectors/s.

    -    2x2 pixel engines in parallel per clock.

    -    8 Stencil/Z operations in parallel per clock.

    - Peak tri-linear texture or two bilinear texture mapped pixel rate up to 1200 M texels /s.

    -    Peak texel rate = 2000 M texels /s.

    -    3D Mark2003 score >= 2500

    FUNCTION HIGHLIGHTS

    -    Plentiful primitives (>= 20 types):

    -    Triangle, line, point and point sprite.

    -    list/strip/fan,

    -    indexed and non-indexed vertex buffers and

    -    immediate mode.

    - Very flexible vertex format: any vertex data order and multiple vertex buffers.

    -    Powerful Vertex Shader 2.0.

    -    Powerful texture functionality.

    -    Flexible Pixel Shader 2.0.

    ADVANCED TECHNOLOGY

    -    Optimal depth buffer with very high precision.

    -    Advanced Z bandwidth reduction technology (save > 50% of Z).

    -    Two level texture caches to greatly save texel bandwidth.

    OTHER FUNCTIONS

    -    Support rendering resolution up to 4K x 4K.

    -    Support chunk based rendering.

    -    Two 128bit frame buffer ports.

    ADVANCED TEXTURE FUNCTIONALITY

    -    Eight pairs of 2D textures / eight 4D textures in single pass.

    -    Sixteen texture samples and registers

    -    Eight bump loops for maximum four dependant reads

    -    Cube environment maps, 3D volume textures and projected 2D/3D textures.

    -    Support any texture size up to 4K x 4K

    -    Mipmap level: 4Kx4K to 1x1.

    -    Rich texture formats (>= 20 types).

    VERTEX SHADER 2.0

    -    Vertex Transformation.

    -    Vertex blending / Skinning.

    -    Lighting with no limited light sources.

    -    Two-side Lighting

    -    Texture coordinates generation.

    -    Cube map vector computation / sphere map etc.

    RENDERING ENGINE

    -    Pixel Shader 2.0

    -    Up to four rendering target

    -    12-bit Alpha-blending

    -    10-10-10-2 color buffer

    -    Gamma corrected rendering

    CLIP/CULL/3D CLIPPING/RASTERIZER

    -    Back face culling.

    -    Primitive rejection outside of a frustum or viewport.

    -    Real 3D clipping against guardband or frustum and 8 user planes.

    -    Fast clipping in rendering engine.

    -    Drawing rule identical to MS and OpenGL.

    -    Two approaches to do edge/line anti-aliasing.

    -    Line style.

    -    DDA Line drawing identical to diamond exit rule.

    -    All fill modes and flat/Gouraud shading.

    -    Perspective corrections for both texture and color.

    DEPTH/STENCIL

    -    All depth test functions.

    -    All stencil functions.

    -    Two-side stencil

    -    16/24 bpp floating/integer depth buffer with very high precision.

    -    8 bpp stencil buffer.

    -    W buffer.

    -    Depth clipping per pixel.

    -    OpenGL Polygon offset/MS Z bias.

    TEXTURE FORMATS

    -    ARGB8888 = 32bpp.

    -    ARGB565/1555/4444 = 16bpp.

    -    A8L8, L8.

    -    UV88.

    -    UVL556.

    -    DXT0 ~ DXT5.

    -    FXT1 ---- 3Dfx compressed format.

    -    1/2/4/8bpp palettized textures.

    -    UYVY &YUY2.

    -    Others are S/W preprocessed.

    THREE TEXTURE KEY MODES

    -    MS key.

    -    Nearest key.

    -    Key with alpha. // MS second key method.

    TEXTURE ADDRESSING MODES IN THREE DIMENSIONS (UVW)

    -    Wrap/Repeat.

    -    Mirror.

    -    Mirror Once.

    -    Clamp.

    -    OpenGL border.

    ALL  TEXTURE FILTERS

    -    Mipmap nearest / Bilinear / Trilinear.

    -    Anisotropic

    -    High order filtering, bicubic filtering and up to 8x8 kernel filtering

6.       VGA CORE

-   Full DOS standard text mode and graphics mode support

- Extended graphics mode with 8 bit, 16(555 or 565)bit, 24bit and 32 bit color depth

-   250Mhz RAMDAC with gamma correction

-   Support up to 1600x1280 90Hz display mode

7.       TFT I/F CONTROLLER

- Programmable LCD timing controller for VGA, XGA, SXGA, SXGA+ and UXGA TFT panels

-   RGB24 or RGB18 with dithering

-   Content centering and expansion

-   Integrated dual channel LVDS transmitter

-   Advanced scaling engine

8.       DSTN I/F CONTROLLER

-   Support VGA and XGA DSTN panels

-   Advanced error diffusion and frame rate control for up to true color display

9.       MULTI-VIEW DISPLAY ON CRT, LCD AND TV

- Multi-view for different/same images with independent refresh rates on separate display(CRT, LCD or TV)

-   MHS support for CRT+LCD or TV+LCD

10.      SPREAD SPECTRUM LCD I/F

-   Up to 3dB EMI reduction with programmable spread profile

11.      ADVANCED MOBILE POWER MANAGEMENT

-   HW or SW suspend and standby mode supported by advanced PWM

-   PCIPM and ACPI support

-   Static and dynamic clock gating

-   AGP Busy/Stop and Intel Speed Step support

12.      MPEG2/DVD HARDWARE ASSIST PLAYBACK

-   Full DVD support with AC3 and sub-picture support

-   Motion compensation and IDCT to offload CPU

-   Hardware alpha blending for sub-picture

-   Static Bob or Weave de-interlacing and video scaling

-   Pan/scan and HD0 support

-   Microsoft DXVA support

13.      HOST INTERFACE

-   1X, 2X, 4X, and 8X AGP

-   Execute mode for direct command, texture, video and DVD

-   PCI bus mastering support up to 66Mhz

-   DMA mastering with scatter gather

-   PCI 2.2 compliant

14.      DRAM CONTROLLER

-   Support SDRAM or SGRAM with different configuration

-   16 bit, 32 bit, 64 bit or 128 bit data interface

-   Single data rate(SDR) or dual data rate(DDR) interface support

-   Multi-bank interlacing and burst mode for high bandwidth utilization

-   Support up to 300Mhz clock frequency

15.      INTERFACE FOR INTEGRATED NORTH BRIDGE

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                                   Exhibit B
                                 TMI Technology

10-bit 300 MHz Digital to Analog Converter

PLL-300 MHz frequency synthesizer

DLL in DDR/DPA

High Speed I/O transceiver for SDR/DDR

SSTL2 I/O

AGP 2x 4x 8x I/O

DDR2 I/O

DVI transmitter in 0.13um*

LVDS transmitter in 0.25un/0.18um/0.13um*

* subject to the third party license restrictions.

                                    Exhibit C

                                    TMI Logo

[TMI: TRIDENT MICROSYSTEMS, INC.].